Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-51749 and 33-64343) of Wisconsin Electric Power Company of our report dated
February 3, 1997 relating to the financial statements of Northern States Power Company, a Wisconsin Corporation ("NSP-WI"), appearing in NSP-WI's Form 10-K for the year ended December 31, 1996, which is incorporated by reference in this Form 10-K.





/s/Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP
Minneapolis, Minnesota
March 27, 1997